Fourth Quarter 2018 Earnings Presentation February 06, 2019

Safe Harbor Statement This presentation contains, in addition to historical information, certain forward-looking statements that are based on our current assumptions, expectations and projections about future performance and events. In particular, statements regarding future economic performance, finances, and expectations and objectives of management constitute forward-looking statements. Forward-looking statements are not historical in nature and can be identified by words such as "believes," "expects," "may," "will," "should," "seeks," "approximately," "intends," "plans," "estimates," "anticipates," “targets,” “goals,” “future,” “likely” and other expressions that are predictions of or indicate future events and trends and that do not relate to historical matters. Although the forward-looking statements contained in this presentation are based upon information available at the time the statements are made and reflect the best judgment of our senior management, forward-looking statements inherently involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements to differ materially from anticipated future results. Important factors that could cause actual results to differ materially from expected results, including, among other things, those described in our filings with the Securities and Exchange Commission (“SEC”), including our annual report on form 10-K for the year ended December 31, 2017, and any subsequent Quarterly Reports on Form 10-Q under the caption “Risk Factors.” Factors that could cause actual results to differ include, but are not limited to: the state of the U.S. economy generally or in specific geographic regions; the general political, economic, and competitive conditions in the markets in which we invest; defaults by borrowers in paying debt service on outstanding indebtedness and borrowers' abilities to manage and stabilize properties; our ability to obtain financing arrangements on terms favorable to us or at all; the level and volatility of prevailing interest rates and credit spreads; reductions in the yield on our investments and an increase in the cost of our financing; general volatility of the securities markets in which we participate; the return or impact of current or future investments; allocation of investment opportunities to us by our Manager; increased competition from entities investing in our target assets; effects of hedging instruments on our target investments; changes in governmental regulations, tax law and rates, and similar matters; our ability to maintain our qualification as a REIT for U.S. federal income tax purposes and our exclusion from registration under the Investment Company Act; availability of desirable investment opportunities; availability of qualified personnel and our relationship with our Manager; estimates relating to our ability to make distributions to our stockholders in the future; hurricanes, earthquakes, and other natural disasters, acts of war and/or terrorism and other events that may cause unanticipated and uninsured performance declines and/or losses to us or the owners and operators of the real estate securing our investments; deterioration in the performance of the properties securing our investments that may cause deterioration in the performance of our investments and, potentially, principal losses to us; and difficulty or delays in redeploying the proceeds from repayments of our existing investments. These forward-looking statements apply only as of the date of this press release. We are under no duty to update any of these forward-looking statements after the date of this presentation to conform these statements to actual results or revised expectations. You should, therefore, not rely on these forward-looking statements as predictions of future events. This presentation also contains estimates and other statistical data made by independent parties and by us relating to market size and growth and other data about our industry. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. In addition, projections, assumptions and estimates of our future performance and the future performance of the markets in which we operate are necessarily subject to a high degree of uncertainty and risk. 2

Company Overview[1]

LEADING COMMERCIAL REAL ESTATE FINANCE COMPANY FOCUSED ON DIRECTLY ORIGINATING AND MANAGING SENIOR FLOATING RATE COMMERCIAL MORTGAGE LOANS

EXPERIENCED AND CYCLE-TESTED SENIOR CRE TEAM

- Over 20 years of experience each in the commercial real estate debt markets
- Extensive experience in investment management and structured finance
- Broad and longstanding direct relationships within the commercial real estate lending industry

ATTRACTIVE AND SUSTAINABLE MARKET OPPORTUNITY

- Structural changes create an enduring, sectoral shift in flows of debt capital into U.S. commercial real estate
- Borrower demand for debt capital for both acquisition and refinancing activity remains strong
- Senior floating rate loans remain an attractive value proposition within the commercial real estate debt markets

DIFFERENTIATED DIRECT ORIGINATION PLATFORM

- Direct origination of senior floating rate commercial real estate loans
- Target top 25 and (generally) up to the top 50 MSAs in the U.S.
- Fundamental value-driven investing combined with credit intensive underwriting
- Focus on cash flow as one of our key underwriting criteria
- Prioritize income-producing, institutional-quality properties and sponsors

HIGH CREDIT QUALITY INVESTMENT PORTFOLIO

- Carrying value of $3.2 billion and well diversified across property types and geographies
- Senior loans comprise over 97% of the portfolio
- Over 98% of portfolio is floating rate and well positioned for rising short term interest rates
- Diversified financing profile with a mix of secured credit facilities, non-recourse term-matched CLO debt and unsecured convertible bonds

(1) Except as otherwise indicated in this presentation, reported data is as of or for the period ended December 31, 2018.

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Fourth Quarter and Full Year 2018 Highlights . GAAP EPS of $0.38 and Core Earnings(1) of $0.40 per basic share for the quarter ($1.45 and $1.53 per FINANCIAL share, respectively for full year 2018) SUMMARY . Taxable income of $0.41 per basic share and dividend of $0.42 per common share for the quarter ($1.76 and $1.62 per share, respectively for full year 2018); Book value of $18.97 per common share . Closed on $669.3 million of senior floating rate loan commitments during the quarter and approximately $1.6 billion for full year 2018, up 30% from 2017 PORTFOLIO . Funded $486.6 million in total UPB during the quarter and approximately $1.3 billion for full year 2018 ACTIVITY . Received prepayments and principal amortization of $27.7 million during the quarter and $484.2 million for full year 2018 . Principal balance of $3.2 billion (plus an additional $626.2 million of future funding commitments), up PORTFOLIO 36% from 2017 OVERVIEW . Over 98% floating rate and comprised of over 97% senior loans . Weighted average stabilized LTV of 63% and weighted average yield at origination of LIBOR + 4.83%(2) . 5 secured repurchase agreements with a total outstanding balance of $1.5 billion and an aggregate borrowing capacity of up to $2.3 billion(3) . $654.3 million principal balance of secured CLO debt financing $800.4 million of senior loans CAPITALIZATION . $275.4 million principal balance senior unsecured convertible notes . A secured revolving facility with borrowing capacity of up to $75 million, temporarily increased to $150 million(4) . Completed an underwritten public offering of 6.85 million shares, raising total proceeds to the company FIRST QUARTER of approximately $130 million, or $19.00 per common share ACTIVITY . Generated a pipeline of senior CRE loans with total commitments of over $200 million and initial fundings of over $190 million, which have either closed or are in the closing process, subject to fallout 4 (1) Core Earnings is a non-GAAP measure. Please see slide 8 for a definition of Core Earnings and a reconciliation of GAAP to non-GAAP financial information. (2) See footnote (3) on p. 12. (3) See footnote (2) on p. 9. (4) See footnote (3) on p. 9.

Fourth Quarter 2018 Portfolio Activity • Total funding activity of $486.6 million: ORIGINATIONSPROPERTY BY PROPERTY TYPE TYPE(1) – Closed 18 newly originated loans with total Hotel, Retail, commitments of $669.3 million and initial fundings 6.5% 3.7% of $443.8 million • Weighted average stabilized LTV of 65% Office, • Weighted average yield of LIBOR + 3.83%(2) 32.6% Industrial, – Funded $41.5 million of existing loan commitments 26.5% – Upsized 2 existing loans by $8.3 million and funded Multifamily, $1.2 million of those additional commitments 30.7% • Received prepayments and principal amortization of $27.7 million PORTFOLIO NET FUNDING(3) ORIGINATIONSGEOGRAPHY BY GEOGRAPHY West, 4,000 Total maximum $3,859 6.6% commitments Southeast, $626 3,500 Future funding 10.0% $487 commitments 3,000 ($28) $ 3,233 2,500 $2,774 Northeast, 36.0% 2,000 Southwest, 1,500 17.4% $ in Millions 1,000 Midwest, 500 30.0% - 9/30/18 Portfolio 4Q18 Fundings 4Q18 Prepayments 12/31/18 Portfolio & Amortization 5 (1) Includes mixed-use properties. (2) See footnote (3) on p. 12. (3) Data based on principal balance of investments.

Investment Portfolio as of December 31, 2018 KEY PORTFOLIO STATISTICS PROPERTY TYPE(1) GEOGRAPHY Industrial, Midwest, Outstanding 11.0% 8.4% $3.2b Southeast, Principal Balance 11.5% Retail, 10.1% Northeast, Total Loan Office, 37.1% $3.9b 47.9% Commitments Hotel, Southwest, 13.3% 21.2% Number of Multifamily, West, 94 17.7% 21.8% Investments Average UPB ~$34m COUPON STRUCTURE INVESTMENT TYPE Weighted Average Yield at L + 4.83% Origination(2) Weighted Floating, Senior Loans, 97.3% Average stabilized 63.0% 98.3% LTV Weighted Average 3.3 years Subordinated Original Maturity Loans, 1.5% Fixed, CMBS, 1.7% 1.2% (1) Includes mixed-use properties. 6 (2) See footnote (3) and (4) on p. 12.

Interest Rate Sensitivity • A 100 basis point increase in U.S. LIBOR would increase our annual net interest income per share by approximately $0.21 NET INTEREST INCOME PER SHARE SENSIVITY TO PORTFOLIO FLOATING VS FIXED CHANGES IN US LIBOR(1) $0.25 $0.20 $0.15 Floating, 98.3% $0.10 Net Interest Income Per SharePerInterestIncomeNet $0.05 Fixed, $- 1.7% 0.25% 0.50% 0.75% 1.00% Change in U.S. LIBOR (1) Represents estimated change in net interest income for theoretical +25 basis points parallel shifts in LIBOR. All projected changes in annualized net interest income are measured as the change from our 7 projected annualized net interest income based off of current performance returns on portfolio as it existed on December 31, 2018.

Fourth Quarter 2018 Earnings Summary SUMMARY INCOME STATEMENT GAAP NET INCOME TO CORE EARNINGS ($ IN MILLIONS, EXCEPT PER SHARE DATA) RECONCILIATION(1) ($ IN MILLIONS, EXCEPT PER SHARE DATA) Net Interest Income $24.3 GAAP Net Income $16.7 Other Income $- Operating Expenses ($7.6) Adjustments: GAAP Net Income $16.7 Non-Cash Equity Compensation $0.5 Wtd. Avg. Basic Common Shares 43,502,583 Core Earnings $17.2 Net Income Per Basic Share $0.38 Wtd. Avg. Basic Common Shares 43,502,583 Dividend Per Share $0.42 Taxable Income Per Basic Share $0.41 Core Earnings Per Basic Share $0.40 • Taxable and GAAP earnings are expected to differ in the near term principally as a result of the formation transaction at the time of the company’s initial public offering. The recognition periods for amortization of those GAAP-to-tax income differences are impacted by any potential prepayments, future fundings, loan amendments, credit defaults and other factors, and may temporarily increase and subsequently decrease over the life of the portfolio due to GAAP and tax accounting methodology differences. (1) Core Earnings is a non-U.S. GAAP measure that we define as comprehensive income attributable to common stockholders, excluding “realized and unrealized gains and losses” (impairment losses, realized and unrealized gains or losses on the aggregate portfolio and non-cash compensation expense related to restricted common stock). We believe the presentation of Core Earnings provides 8 investors greater transparency into our period-over-period financial performance and facilitates comparisons to peer REITs.

Financing & Liquidity as of December 31, 2018 SUMMARY BALANCE SHEET FINANCING SUMMARY ($ IN MILLIONS, EXCEPT PER SHARE DATA) ($ IN MILLIONS) Cash $91.7 Total Outstanding Wtd. Avg Capacity Balance Coupon Investment Portfolio $3,207.2 Repurchase Agreements $2,325.0(2) $1,500.5 L+2.12%(1) Repurchase Agreements $1,500.5 Revolving Facility $105.0(3) $75.0 L+2.75%(1) Securitized (CLO) Debt $654.3 Securitized (CLO) Debt $654.3 L+1.27%(1) Convertible Debt $268.1 Convertible Debt $268.1 5.98%(1) Stockholders’ Equity $827.5 Total Leverage $2,497.9 Common Stock Outstanding 43,621,174 Stockholders’ Equity $827.5 Book Value Per Common Share $18.97 Debt-to-Equity Ratio(4) 3.0x (1) Does not include fees and other transaction related expenses. (2) Includes an option to be exercised at the company’s discretion to increase the maximum facility amount of the Wells Fargo repurchase facility from $200 million to up to $475 million, subject to customary terms and conditions. (3) The facility was temporarily upsized from $75 million to $105 million at December 31, 2018 and to $150 million maximum capacity on January 2, 2019, pursuant to the terms of the amended Credit 9 Agreement. (4) Defined as total borrowings to fund the investment portfolio, divided by total equity.

Appendix

Summary of Investment Portfolio(1) All-in Yield Original Maximum Loan Principal Carrying Cash at Maturity Stabilized ($ in millions) Commitment Balance Value Coupon(2) Origination(3) (Years) Initial LTV(5) LTV(6) Senior Loans $3,773.5 $3,147.3 $3,121.6 L + 3.98% L + 4.75% 3.3 67.1% 63.0% Subordinated Loans $46.3 $46.3 $46.3 L + 9.03% L + 9.33% 6.0 61.7% 56.7% CMBS $39.5 $39.5 $39.3 L + 7.14% L + 7.70% 2.8 73.8% 73.7% Total Weighted/Average $3,859.3 $3,233.1 $3,207.2 L + 4.06% L + 4.83%(4) 3.3 67.1% 63.0% (1) As of December 31, 2018. (2) See footnote (2) on p. 12. (3) See footnote (3) on p. 12. 11 (4) See footnote (4) on p. 12. (5) See footnote (5) on p. 12. (6) See footnote (6) on p. 12.

Investment Portfolio Detail[1]

($ in millions)	Type	Origination Date	Maximum Loan Commitment	Principal Balance	Carrying Value	Cash Coupon[2]	All-in Yield at Origination[3]	Original Maturity (Years)	State	Property Type	Initial LTV[5]	Stabilized LTV[6]
Asset 1	Senior	07/18	144.3	112.9	111.5	L + 3.34%	L + 4.27%	2.0	CA	Retail	50.7%	55.9%
Asset 2	Senior	09/17	125.0	108.0	107.3	L + 4.45%	L + 5.03%	3.0	CT	Office	62.9%	58.9%
Asset 3	Senior	07/16	120.4	108.7	108.0	L + 4.45%	L + 4.99%	4.0	Various	Office	62.8%	61.5%
Asset 4	Senior	12/15	119.9	119.9	119.8	L + 3.65%	L + 4.43%	4.0	LA	Mixed-Use	65.5%	60.0%
Asset 5	Senior	12/18	92.0	27.0	26.0	L+3.75%	L+5.21%	3.0	NY	Mixed-Use	26.2%	47.6%
Asset 6	Senior	04/16	89.0	89.0	89.0	L + 3.70%	L + 5.44%	3.0	NY	Industrial	75.9%	55.4%
Asset 7	Senior	05/17	86.7	79.1	78.4	L + 3.50%	L + 4.82%	4.0	MA	Office	71.3%	71.5%
Asset 8	Senior	11/16	82.3	59.0	58.6	L + 3.25%	L + 5.78%	3.0	OR	Office	66.5%	51.1%
Asset 9	Senior	10/17	74.8	44.5	44.2	L + 4.07%	L + 4.47%	4.0	DC	Office	67.0%	66.0%
Asset 10	Senior	11/17	73.3	68.8	68.2	L + 4.45%	L + 5.20%	3.0	TX	Hotel	68.2%	61.6%
Asset 11	Senior	06/16	68.4	58.2	57.9	L + 3.87%	L + 4.93%	4.0	HI	Retail	76.2%	57.4%
Asset 12	Senior	11/17	68.3	60.8	60.3	L + 4.10%	L + 4.73%	3.0	CA	Office	66.8%	67.0%
Asset 13	Senior	08/16	65.0	63.5	63.1	L + 3.95%	L + 5.54%	4.0	NJ	Office	60.8%	63.0%
Asset 14	Senior	04/18	64.0	64.0	63.5	L + 3.78%	L + 4.23%	3.0	GA	Hotel	68.8%	59.8%
Asset 15	Senior	12/16	62.3	62.3	61.2	L + 3.30%	L + 4.87%	4.0	FL	Office	73.3%	63.2%
Assets 16-94	Various	Various	2,523.6	2,107.4	2,090.2	L + 4.18%	L + 4.79%	3.2	Various	Various	68.2%	64.5%
Total/Weighted Average			**$3,859.3**	**$3,233.1**	**$3,207.2**	**L + 4.06%**	**L + 4.83%[4]**	**3.3**			**67.1%**	**63.0%**

(1) As of December 31, 2018.
(2) Cash coupon does not include origination or exit fees.
(3) Provided for illustrative purposes only. Calculations of all-in yield at origination are based on a number of assumptions (some or all of which may not occur) and are expressed as monthly equivalent yields that include net origination fees and exit fees and exclude future fundings and any potential or completed loan amendments or modifications.
(4) Calculations of all-in weighted average yield at origination exclude fixed rate loans.
(5) Initial LTV is calculated as the initial loan amount (plus any financing that is pari passu with or senior to such loan) divided by the as is appraised value (as determined in conformance with USPAP) as of the date the loan was originated set forth in the original appraisal.
(6) Stabilized loan-to-value ratio (LTV) is calculated as the fully funded loan amount (plus any financing that is pari passu with or senior to such loan), including all contractually provided for future fundings, divided by the as stabilized value (as determined in conformance with USPAP) set forth in the original appraisal. As stabilized value may be based on certain assumptions, such as future construction completion, projected re-tenanting, payment of tenant improvement or leasing commissions allowances or free or abated rent periods, or increased tenant occupancies.

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Average Balances and Yields/Cost of Funds Quarter Ended December 31, 2018 ($ in thousands) Average Balance(1) Interest Income/Expense Net Yield/Cost of Funds Interest-earning assets Loans held-for-investment Senior loans $2,868,457 $50,495 7.0% Subordinated loans 46,474 1,213 10.4% CMBS 41,464 1,025 9.9% Total interest income/net asset yield $2,956,395 $52,733 7.1% Interest-bearing liabilities(2) Loans held-for-investment Senior loans $1,967,781 $23,917 4.9% Subordinated loans 9,551 129 5.4% CMBS 26,849 322 4.8% Other(3) 268,029 4,182 6.2% Total interest expense/cost of funds $2,272,210 $28,550 5.0% Net interest income/spread $24,183 2.1% (1) Average balance represents average amortized cost on loans held-for-investment, AFS securities and HTM securities. (2) Includes repurchase agreements. 13 (3) Includes unsecured convertible senior notes.

Consolidated Balance Sheets GRANITE POINT MORTGAGE TRUST INC. CONDENSED CONSOLIDATED BALANCE SHEETS December 31, December 31, (in thousands, except share data) 2018 2017 ASSETS (unaudited) Loans held-for-investment $ 3,167,913 $ 2,304,266 Available-for-sale securities, at fair value 12,606 12,798 Held-to-maturity securities 26,696 42,169 Cash and cash equivalents 91,700 107,765 Restricted cash 31,723 2,953 Accrued interest receivable 10,268 7,105 Deferred debt issuance costs 3,924 8,872 Prepaid expenses 1,055 390 Other assets 15,996 12,812 Total Assets $ 3,361,881 $ 2,499,130 LIABILITIES AND STOCKHOLDERS’ EQUITY Liabilities Repurchase agreements $ 1,500,543 $ 1,521,608 Securitized debt obligations 654,263 — Revolving Credit Facilities 75,000 — Convertible senior notes 268,138 121,314 Accrued interest payable 6,394 3,119 Unearned interest income 510 197 Dividends payable 18,346 16,454 Other liabilities 10,156 6,817 Total Liabilities 2,533,350 1,669,509 10% cumulative redeemable preferred stock, par value $0.01 per share; 50,000,000 shares authorized and 1,000 and 1,000 shares issued and outstanding, respectively 1,000 1,000 Stockholders’ Equity Common stock, par value $0.01 per share; 450,000,000 shares authorized and 43,621,174 and 43,235,103 shares issued and outstanding, respectively 436 432 Additional paid-in capital 836,288 829,704 Accumulated other comprehensive income loss (192) — Cumulative earnings 91,875 28,800 Cumulative distributions to stockholders (100,876) (30,315) Total Stockholders’ Equity 827,531 828,621 Total Liabilities and Stockholders’ Equity $ 3,361,881 $ 2,499,130 14

Consolidated Statements of Comprehensive Income

GRANITE POINT MORTGAGE TRUST INC. CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (in thousands, except share data)	Three Months Ended December 31, 2018	Three Months Ended December 31, 2017	Twelve Months Ended December 31, 2018	Twelve Months Ended December 31, 2017
	(unaudited)		(unaudited)	
Interest income:				
Loans held-for-investment	$ 51,708	$ 35,837	$ 179,284	$ 113,050
Available-for-sale securities	309	268	1,160	1,035
Held-to-maturity securities	716	934	3,194	3,726
Cash and cash equivalents	101	16	242	26
Total interest income	52,834	37,055	183,880	117,837
Interest expense:				
Repurchase agreements	17,000	15,659	62,432	37,968
Securitized debt obligations	7,092	–	17,660	–
Convertible senior notes	4,182	397	10,783	397
Revolving credit facilities	276	–	648	–
Notes payable to affiliate	–	31	–	4,098
Interest Expense	28,550	16,087	91,523	42,463
Net interest income	24,284	20,968	92,357	75,374
Other income:				
Fee income	–	–	1,446	–
Total other income	–	–	1,446	–
Expenses:				
Management fees	3,075	3,020	12,509	9,737
Servicing expenses	628	392	2,196	1,354
General and administrative expenses	3,884	3,421	16,025	10,982
Total expenses	7,587	6,833	30,730	22,073
Income before income taxes	16,697	14,135	63,073	53,301
Benefit from income taxes	–	(1)	(2)	(4)
Net income	16,697	14,136	63,075	53,305
Dividends on preferred stock	25	25	100	50
Net income attributable to common stockholders	$ 16,672	$ 14,111	$ 62,975	$ 53,255
Basic earnings per weighted average common share (1)	$ 0.38	$ 0.33	$ 1.45	$ 0.60
Diluted earnings per weighted average common share (1)	$ 0.37	$ 0.33	$ 1.42	$ 0.60
Dividends declared per common share	$ 0.42	$ 0.38	$ 1.62	$ 0.70
Weighted average number of shares of common stock outstanding:				
Basic	43,502,583	43,235,103	43,445,384	43,234,671
Diluted	56,103,568	43,235,103	51,999,365	43,234,671
Comprehensive income:				
Net income attributable to common stockholders	$ 16,672	$ 14,111	$ 62,975	$ 53,255
Other comprehensive (loss) income, net of tax:				
Unrealized (loss) gain on available-for-sale securities	(224)	(16)	(192)	112
Other comprehensive (loss) income	(224)	(16)	(192)	112
Comprehensive income attributable to common stockholders	$ 16,448	$ 14,095	$ 62,783	$ 53,367

(1) The Company has calculated earnings per share only for the period common stock was outstanding, referred to as the post-formation period. The Company has defined the post-formation period to be the period from the date the Company commenced operations as a publicly traded company on June 28, 2017 and on. Earnings per share is calculated by dividing the net income for the post-formation period by the weighted average number of shares outstanding during the post-formation period.

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